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                                                                  Exhibit (d)(5)

                                     FORM OF

                                  TELLIUM, INC.
                           [2001 STOCK INCENTIVE PLAN]
            [AMENDED AND RESTATED SPECIAL 2001 STOCK INCENTIVE PLAN]
                          [2002 STOCK INCENTIVE PLAN]
                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, is made as of the ______ day of ______, 2002, by and between Tellium, Inc., a Delaware corporation (the "Company"), and the individual named on the Notice of Grant who is employed by, or providing services to, the Company or one of its affiliates and who is a signatory hereto (the "Optionee").

         WHEREAS, the Board of Directors of the Company (the "Board") has duly adopted and approved the Tellium, Inc. [2001 Stock Incentive Plan] [Amended and Restated Special 2001 Stock Incentive Plan] (the "Plan") in order to provide additional incentive to its employees, officers, consultants and directors of the Company and its Subsidiaries;

         WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue this Option;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

         1.       Grant of Option.

                  1.1 In consideration of the Optionee's past service with, and agreement to remain in the employ or service of, the Company or its Subsidiaries and for other good and valuable consideration, the Company irrevocably grants to the Optionee the right and option (the "Option") to purchase all or any part of that number of whole Shares as is set forth in the Notice of Grant attached hereto upon the terms and conditions set forth in this Agreement and such Notice of Grant. If designated in the Notice of Grant as an Incentive Stock Option, the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or

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undertaking on the part of the Company that the Option is or will be determined to be an incentive stock option within the meaning of Section 422 of the Code.

                  1.2 In consideration of the granting of this Option by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year (or such shorter period as may be fixed in the Notice of Grant) from the Date of Grant set forth in the Notice of Grant.

                  1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. In the event any provision of this Agreement shall conflict with any of the terms in the Plan as constituted on the Date of Grant, the terms of the Plan as constituted on the Date of Grant shall control.

         2.       Purchase Price.

                  The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be equal to the Option Price per Share set forth in the Notice of Grant attached hereto.

         3.       Duration of Option.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Date of Grant (the "Exercise Term"); provided, however, that the Option may be earlier terminated as provided in Section 6 hereof. Notwithstanding any provision of this Option to the contrary, if designated in the Notice of Grant as an Incentive Stock Option, in no event may this Option be exercised after ten (10) years from the Date of Grant (five (5) years in the event this Option is granted to a Ten-Percent Stockholder).

         4.       Exercisability of Option.

                  4.1 Unless otherwise provided in this Agreement or the Plan, the Option shall become vested and exercisable in accordance with the Vesting Schedule set forth in the Notice of Grant. Each installment that becomes vested and exercisable shall be cumulative and shall remain exercisable during the remaining period of the Exercise Term, unless sooner exercised or terminated as herein provided.

                  4.2 Anything contained in this Agreement to the contrary notwithstanding, to the extent the Option is intended to qualify as an Incentive Stock Option, as set forth in the Notice of Grant, the Option shall not be exercisable as an Incentive Stock Option, and shall be treated as a Nonqualified Stock Option, to the extent


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that the aggregate Fair Market Value (determined as of the date of grant of each option) of Shares with respect to which Incentive Stock Options granted under the Plan and "incentive stock options" (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 4.2) are exercisable by the Optionee for the first time during any calendar year exceeds $100,000. In applying the limitation in the preceding sentence in the case of multiple option grants, options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted options are first treated as Nonqualified Stock Options.

         5.       Manner of Exercise and Payment.

                  5.1 Subject to the terms and conditions of this Agreement and the Plan (including without limitation, any alternative method of exercise and payment), the Option may be exercised by delivery to the Secretary of the Company, at its principal executive office of a written notice signed by the Optionee (or the person or persons then entitled to exercise the Option) complying with the applicable rules established by the Committee. Such notice shall state that the Optionee is electing to exercise the Option in whole or in part and the number of whole Shares in respect of which the Option is being exercised, provided, however, that any partial exercise of the Option shall be for not less than five hundred (500) Shares (or the minimum installment, if a smaller number of Shares). If requested by the Committee, the Optionee or such other person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

                  5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash, by check, or with the consent of the Committee, (i) by Shares that have been held by the Optionee for at least six (6) months prior to the exercise of the Option, duly endorsed for transfer to the Company, that have a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Shares are substituted or (ii) by Shares issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the cash amount for which such Shares are substituted, or (iii) by a combination of cash and the transfer of Shares.

                  5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised and any amounts which under federal, state or local law the Company (or other employer corporation) is required to withhold upon exercise of the Option in accordance with Section 12 hereof, the Company shall, subject to Section 14 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.


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                  5.4 The Optionee shall not be deemed to be the owner of any
Shares subject to the Option unless and until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any amounts which under federal, state or local law the Company (or other employer corporation) is required to withhold upon exercise of the Option, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

         6. Termination of Employment. The following provisions apply to the Option upon a Termination of Employment of the Optionee:

                  6.1 Disability or Retirement. If the Optionee suffers a Disability or retires on or after the Optionee's Normal Retirement Date, (i) the Option or portion thereof which the Optionee was entitled to exercise on the date of the Optionee's Termination of Employment shall continue to be exercisable in whole or in part by the Optionee or his or her guardian or legal representative at any time within one (1) year after the Disability Date or date of Termination of Employment by reason of retirement, as the case may be, but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the Disability Date or the date of such Termination of Employment by reason of retirement. To the extent the Option is an Incentive Stock Option, it shall only qualify as such for a period of three (3) months from the date of the Optionee's Termination of Employment by reason of Disability or retirement and it shall be a Nonqualified Stock Option thereafter.

                  6.2 Death. If the Optionee dies while still employed by or providing services to the Company or any Subsidiary, the Option shall immediately become vested and exercisable with respect to those Shares that otherwise would have vested during the one-year period following the Optionee's death and shall be deemed to have become vested and exercisable on the day preceding the date of the Optionee's death. The portion of the Option which the Optionee was entitled to exercise on the date of the Optionee's death (which shall include the portion of the Option that becomes vested and exercisable pursuant to the preceding sentence) (i) shall continue to be exercisable in whole or in part at any time by the Optionee's Beneficiary within one (1) year after the Optionee's death but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the date of such death. If the Optionee dies after his or her Termination of Employment, then the Option or the portion thereof which the Optionee was entitled to exercise on the date of the Optionee's death may be exercised by his or her Beneficiary within the period specified in Sections 6.1 or 6.4, as the case may be. In the event of the Optionee's death, the Option shall be exercisable, to the extent provided in the Plan and


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this Agreement, by the legatee or legatees under his will, or by his personal representatives or distributees and such person or persons shall be substituted for the Optionee each time the Optionee is referred to herein.

                  6.3 Termination for Cause. If the Optionee's Termination of Employment arises as a result of a termination for Cause, any unexercised portion of the Option (whether or not vested and exercisable) shall terminate and expire concurrently with the Optionee's Termination of Employment, and no rights hereunder may be exercised by the Optionee.

                  6.4 Other Termination of Employment. Upon the Optionee's Termination of Employment under circumstances other than those described in Sections 6.1 and 6.2 and for any reason other than a termination for Cause, (i) the Option or portion thereof which the Optionee was entitled to exercise on the date of the Optionee's Termination of Employment shall continue to be exercisable in whole or in part at any time by the Optionee within three (3) months after the Optionee's Termination of Employment but in no event after the expiration of the Exercise Term and (ii) unless otherwise determined by the Committee, the unvested portion of the Option shall terminate on the date of such Termination of Employment.

         7.       Effect of Change in Control.

                  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall continue; provided, however, that the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may provide for any or all of the following alternatives (separately or in any combination):

                  (i) for the payment in cash upon the surrender to the Company for cancellation of the Option or portion of the Option to the extent vested and not yet exercised in an amount equal to the excess, if any, of (1) (A) in the case of a Nonqualified Stock Option, the greater of (i) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (ii) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (2) the aggregate purchase price for such Shares under the Option or portion thereof surrendered.

                  (ii) for the replacement of the Option with other rights or property selected by the Committee in its sole discretion;

                  (iii) for the accelerated vesting of all or a portion of the Option;




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                  (iv) for the assumption of the Option by the successor or
                  survivor corporation, or a parent or subsidiary thereof, or the substitution by such corporation for the Option of a new option covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or

                  (v) for adjustments in the terms and conditions of the Option and/or the number and type of Shares or other securities or property subject to the Option.

         8.       Nontransferability.

                  The Option granted hereunder shall not be transferable by the Optionee other than by will or the laws of descent and distribution or, if the Option is a designated as a Nonqualified Stock Option in the Notice of Grant, to a spouse or former spouse pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act (a "Domestic Relations Transfer"). The Option may be exercised during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative; provided, however, if the Option is designated as a Nonqualified Stock Option and transferred to a spouse or a former spouse pursuant to a Domestic Relations Transfer, the Option may be exercised by such spouse or former spouse and provided, further, however, that, if the Option is designated as a Nonqualified Stock Option, the Committee, in its sole discretion, may provide that this Option may be otherwise transferable and exercisable by a transferee. Following transfer, for purposes of this Agreement, a transferee of an Option shall be deemed to be the Optionee; provided that the Option shall be exercisable by the transferee only to the extent and for such periods that the Option would have been exercisable if held by the Optionee. The terms of the Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         9.       No Right to Continued Employment or Service.

                  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right to continue in the employ or service of the Company or any Subsidiary, nor shall this Agreement or the Plan interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the Optionee's employment or service at any time, with or without Cause.

         10.      Adjustments.

                  In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities.


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The Committee's adjustment shall be made in accordance with the provisions of
Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

         11.      Effect of a Merger Consolidation or Liquidation.

                  Subject to Section 7 hereof, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Option shall continue in effect in accordance with its terms and the Option shall be treated as provided for in the agreement entered into in connection with the Transaction or, if not so provided in such agreement, the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions applicable to the Option prior to such Transaction.

         12.      Withholding of Taxes.

                  At such times as the Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company in cash an amount equal to the federal, state and local income taxes and other amounts, if any, as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to the Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the sole discretion of the Committee, (i) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the minimum Withholding Taxes required to be withheld or (ii) to deliver Shares that have been held by the Optionee for at least six (6) months, duly endorsed for transfer to the Company, having an aggregate Fair Market Value on the day preceding the date of exercise equal to the minimum Withholding Taxes required to be withheld.

         13.      Disqualifying Disposition.

                  To the extent that this Option is designated as an Incentive Stock Option in the Notice of Grant and the Optionee disposes of the Shares acquired upon exercise of this Option within two (2) years following the Date of Grant as specified in the Notice of Grant or within one (1) year following the issuance thereof to the Optionee (a "Disqualifying Disposition"), the Optionee shall immediately prior to such Disqualifying


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Disposition notify the Company in writing of the date and terms of such
Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

         14.      Optionee Bound by the Plan.

                  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         15.      Modification of Agreement.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, by the Company provided, however, that any such modification, amendment, suspension, termination or waiver that adversely alters or impairs any rights or obligations under this Option may be made only by a written instrument executed by the parties hereto.

         16.      Severability.

                  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held by a court of competent jurisdiction to be prohibited by or invalid or unenforceable under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

         17.      Governing Law.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         18.      Successors in Interest.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Optionee's legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee's heirs, executors, administrators and successors.

         19.      Resolution of Disputes.

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall


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be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.





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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

                                    TELLIUM, INC.



                                    By:
                                        ----------------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               ---------------------------------



                                        ----------------------------------------
                                        Name of Optionee:  [INSERT NAME]

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